Exhibit 23.4

                             CONSENT OF KEY ASSETS


         We hereby consent to the use of our name and the reference to our appraisal of ZiLOG's five-inch wafer fabrication facility known as "MOD II" and eight-inch wafer fabrication facility known as "MOD III" in the Registration Statement on Form S-1 (Registration No. 333-98529) of ZiLOG, Inc., and any amendments or supplements thereto, including any post-effective amendments (the "Registration Statement"), and all references to us as having prepared such appraisal. We further consent to the reference to us under the heading "EXPERTS" in the Registration Statement.

                                          KEY ASSETS


                                          By: /s/ Rick Smith
                                          -------------------------------
                                          Name:   Rick Smith
                                          Title:  Vice President